UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2006

CONSTELLATION BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

370 Woodcliff Drive, Suite 300, Fairport, NY 14450
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code  (585) 218-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 16, 2006, the Board of Directors of Constellation Brands, Inc. (the “Company”) approved the acceleration of the vesting of certain unvested options to purchase shares of the Company’s $.01 par value Class A Common Stock. Such options were previously granted to the Company’s employees, including its executive officers, under the Company’s Long-Term Stock Incentive Plan and the Company’s Incentive Stock Option Plan. The acceleration of vesting was effective for (i) all unvested options (exercisable for an aggregate of 4,987,050 shares) outstanding on February 16, 2006 with a market condition performance accelerator based on the price of the Company’s Class A Common Stock (“PASOs”) and (ii) certain unvested options (exercisable for an aggregate of 143,728 shares outstanding on February 16, 2006) that do not contain a market condition performance accelerator (“non-PASOs”).  In the absence of a specified market condition performance acceleration event, PASOs would otherwise have vested, subject to continued employment of the respective optionees, at the end of a specified term and other options accelerated on February 16, 2006 would otherwise have vested, subject to continued employment, ratably over a specified term. All information provided herein reflects the effects of the Company’s two-for-one stock splits of its Class A and Class B Common Stock that were distributed in the form of stock dividends on May 13, 2005 to shareholders of record on April 29, 2005.

As a result of the Board’s action, approximately 92% of the Company’s outstanding unvested options have been accelerated, of which options to purchase 868,728 shares, or approximately 16% of the shares subject to outstanding unvested options, are held by the Company’s executive officers. Of the aggregate number of accelerated PASOs, 750,000 shares, or approximately 15%, are held by executive officers. The option shares that vested due to the acceleration represent approximately 2% of the Company’s outstanding Class A and Class B Common Stock and have a weighted average exercise price of $25.80 per share. The price of the Company’s Class A Common Stock closed at $27.38 on February 16, 2006. A compensation charge of approximately $1.5 million will be recorded in the Company’s income statement in the current fourth quarter with respect to the accelerated PASO options with an exercise price below $27.38 that are exercisable for 4,919,000 shares. With respect to the 68,050 shares subject to PASO options with exercise prices above $27.38, no compensation charge will be recorded. In addition, with respect to the 143,728 shares subject to non-PASO options, all of which have exercise prices below $27.38, no compensation charge will be recorded.

The purpose of the vesting acceleration of PASOs is to enable the Company to prevent potential earnings volatility that can be caused by an unpredictable market condition performance accelerator. The acceleration of PASOs and non-PASOs also results in compensation expense not being recorded in the Company’s income statements for future periods with respect to such options. The Company estimates that the total of pretax charges that would have been recorded if the PASOs and non-PASOs had not been accelerated would have been approximately $38.8 million ($0.2 million of which is with respect to the non-PASOs) over a four-year period. The Company does not intend generally in the future to grant options with a market condition performance accelerator because that form of vesting can create earnings volatility. Instead, the Company expects that grants of options in the future generally will vest over a four-year period at a rate of 25% per year.

With respect to PASOs, the following table presents information concerning the affected option awards and option holders.

Named executive officers (identified as such in the Company’s most recent proxy statement):	Date of option grant	Option exercise price	Number of shares for which vesting was accelerated to February 16, 2006 (1)

Richard Sands	12/23/04	$23.020	30,000
	04/07/05	$27.235	156,200
Robert Sands	12/23/04	$23.020	30,000
	04/07/05	$27.235	128,000
Stephen B. Millar	12/23/04	$23.020	30,000
	04/07/05	$27.235	64,800
Alexander L. Berk	04/07/05	$27.235	53,800
Thomas S. Summer	12/23/04	$23.020	30,000
	04/07/05	$27.235	40,600
			563,400
All other executive officers as a group
	12/23/04	$23.020	90,000
	04/07/05	$27.235	96,600
			186,600
All other employees
	09/29/04	$18.860	79,400
	12/22/04	$22.985	57,900
	12/23/04	$23.020	679,500
	01/03/05	$23.230	49,800
	01/14/05	$24.730	146,250
	04/07/05	$27.235	3,008,700
	06/29/05	$30.520	68,050
	10/06/05	$24.920	65,000
	01/04/06	$26.220	32,450
	01/13/06	$26.150	50,000
			4,237,050

Grand total - all employees			4,987,050

(1) Under the terms of the original option grants, the indicated options were scheduled to become fully exercisable on the fourth anniversary of the option grant date to the extent not earlier vested due to the occurrence of specified market condition performance acceleration events.

The non-PASO options exercisable for 143,728 shares that were accelerated by the Board include 100,000 shares with an exercise price of $11.70 per share subject to an option held by Stephen Millar that was granted on April 8, 2003. One-half of these shares was scheduled to vest on April 8, 2006 and the balance on April 8, 2007. The non-PASO option shares accelerated also include 18,728 shares subject to an option with an exercise price of $15.25 per share granted to Mr. Millar on June 26, 2003. One-third of the accelerated shares was scheduled to vest on June 26, 2006, with the balance vesting ratably on the fourth and fifth anniversaries of the grant date. One other employee (who is not an executive officer) holds the balance of the accelerated non-PASOs. All of Mr. Millar’s non-PASO options were accelerated in connection with his retirement as Chief Executive Officer, Constellation Wines. All of Mr. Millar’s options are now fully vested as a result of the option accelerations.

Mr. Millar is retiring as Chief Executive Officer, Constellation Wines in connection with the restructuring of the Company’s global wine business described in Item 2.05 below. On February 16, 2006, the Company and Mr. Millar entered into an agreement (the “Agreement”) whereby, effective February 28, 2006, Mr. Millar’s current position with the Company will end.  Pursuant to the Agreement, Mr. Millar will continue an employment relationship with the Company until February 9, 2007, consistent with the terms and conditions of his service agreement dated June 11, 1996, as amended (the “Service Agreement”), holding the title Non-Executive Chairman, Constellation Wines. During this period he will have no specific duties but be available at the Company’s request to provide counsel and guidance in various wine-related projects. On February 9, 2007, the Service Agreement will terminate and he will be paid in accordance with its terms, including a termination payment in the aggregate amount of A$3,681,984 (equal to US$2,724,668 based on a conversion rate of A$1.00 to US$0.74), together with an additional bonus in the amount of US$100,000 in recognition of his contributions to the Company. The Agreement provides that he will not be entitled to receive future awards under the Company’s Long-Term Stock Incentive Plan or Incentive Stock Option Plan. Following Mr. Millar’s retirement from the Company on February 9, 2007, he will have twelve months to exercise any remaining stock options. On February 9, 2007, he will also be entitled to retirement benefits under the Hardy Wine Company Superannuation Plan in accordance with the terms of that plan. Mr. Millar will remain subject to his obligations of non-competition and confidentiality to the Company and its subsidiary Hardy Wine Company through February 9, 2008.   The Agreement is filed with this Current Report on Form 8-K as Exhibit 99.1.  Mr. Millar’s Service Agreement as varied by letter agreement dated April 9, 2003 was filed as Exhibits 10.34 and 10.36 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2004 (the “2004 10-K”), and his non-competition agreement is filed as Exhibit 10.35 to the 2004 10-K.  The Hardy Wine Company Superannuation Plan, in which Mr. Millar is a participant, is filed as Exhibit 10.37 to the 2004 10-K.

ITEM 1.02   TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

The information set forth in the last paragraph of Item 1.01 above is hereby incorporated by reference into this Item 1.02.

ITEM 2.05   COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On February 16, 2006, as part of its ongoing effort to enhance its administrative, operational and production efficiencies in light of its ongoing growth, Constellation Brands, Inc. (the “Company”) committed to the principal features of a plan to reorganize and simplify the infrastructure and reporting structure of its global wine business (the “Plan”). The objective of the Plan, which has commenced, is to achieve greater efficiency in sales, administrative and operational activities and eliminate redundant costs. The Plan includes the termination of employment of approximately 200 employees in various locations worldwide; the consolidation of certain worldwide wine selling and administrative functions; the consolidation of certain warehouse and production functions; and the termination of various contracts. The Company currently expects to complete the Plan during the fourth quarter of the Company’s fiscal year ending February 28, 2007 (“Fiscal 2007”).

As further detailed in the table below, the Company expects to incur approximately $42 million of restructuring charges in connection with the Plan. These charges will be recorded in the Company’s results of operations during the fourth quarter of the Company’s fiscal year ending February 28, 2006 (“Fiscal 2006”), and in Fiscal 2007. Under the Plan, the Company expects to incur aggregate cash expenditures of approximately $35 million, primarily during Fiscal 2007, and an aggregate of approximately $7 million of non-cash charges in the fourth quarter of Fiscal 2006. The following table sets forth the Company’s current expectations related to the Plan:

	Estimated pretax charges during fourth quarter Fiscal 2006	Estimated pretax charges during Fiscal 2007	Estimated Total
(in millions)
Restructuring costs:
Employee termination costs	$22	$9	$31
Contract termination costs	1	3	4
Other associated costs	1	6	7
Total restructuring costs	$24	$18	$42

In addition to the expected restructuring charges estimated above, the Company also expects to incur approximately $13 million of other charges in Fiscal 2007 (consisting of approximately $4 million in cash expenditures and approximately $9 million of non-cash charges) related to the Plan, primarily accelerated depreciation associated with consolidation of certain manufacturing processes and costs associated with systems integration.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	The following exhibit is furnished as part of this Current Report on Form 8-K.

No.	Description
99.1	Agreement between Constellation Brands, Inc. and Stephen B. Millar dated February 16, 2006.

* * * * *
This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements. All statements other than statements of historical facts included in this Current Report on Form 8-K, including without limitation statements regarding the Company’s restructuring Plan and with respect to compensation expense, restructuring and other charges, are forward-looking statements. The Company’s actual costs of its restructuring Plan may vary materially from its current estimates due to lower or higher than anticipated reductions in employee headcount or lesser or greater expenses than those anticipated. Also, in addition to the risks and uncertainties of ordinary business operations and conditions in the general economy and the markets in which the Company competes, the forward-looking statements of the Company contained in this Current Report on Form 8-K are also subject to the risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2005, and other SEC filings. All forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONSTELLATION BRANDS, INC.

Date: February 23, 2006	By:	/s/ Thomas S. Summer
Thomas S. Summer, Executive Vice President and Chief Financial Officer

   INDEX TO EXHIBITS

Exhibit Number	Description

(1)	UNDERWRITING AGREEMENT

Not Applicable.

(2)	PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

Not Applicable.

(3)	ARTICLES OF INCORPORATION AND BYLAWS

Not Applicable.

(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

Not Applicable.

(7)	CORRESPONDENCE FROM AN INDEPENDENT ACCOUNTANT REGARDING NON-RELIANCE ON A PREVIOUSLY ISSUED AUDIT REPORT OR COMPLETED INTERIM REVIEW

Not Applicable.

(14)	CODE OF ETHICS

Not Applicable.

(16)	LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

Not Applicable.

(17)	CORRESPONDENCE ON DEPARTURE OF DIRECTOR

Not Applicable.

(20)	OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS

Not Applicable.

(23)	CONSENTS OF EXPERTS AND COUNSEL

Not Applicable.

(24)	POWER OF ATTORNEY

Not Applicable.

(99)	ADDITIONAL EXHIBITS

(99.1)	Agreement between Constellation Brands, Inc. and Stephen B. Millar dated February 16, 2006.

(100)	XBRL-RELATED DOCUMENTS

Not Applicable.